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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 29, 2007

                                 SMARTPROS LTD.
                                 --------------
             (Exact name of Registrant as specified in its charter)


            Delaware                    001-32300             13-4100476
--------------------------------   ------------------   ------------------------
(State or other jurisdiction of     (Commission File         (IRS Employer
         incorporation)                  Number)           Identification No.)



                  12 Skyline Drive
                 Hawthorne, New York                            10532
---------------------------------------------------     ------------------------
       (Address Of Principal Executive Office)                (Zip Code)


        Registrant's telephone number, including area code: 914-345-2620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN
     OFFICERS

(e) On February 1, 2007, the Registrant entered into a new employment agreement with its Chief Executive Officer, Allen S. Greene, replacing and superseding Mr. Greene's previous employment agreement. Under the agreement, Mr. Greene is designated as the Registrant's Chairman and Chief Executive Officer. The agreement is for a term of three years, provided, however, commencing as of February 1, 2008 and continuing on February 1st of each year, the agreement renews for another year so that the remaining term of the agreement is again three years unless written notice of non-renewal is provided to Mr. Greene or to the Registrant at least 30 days prior to any anniversary date. Under the agreement the executive receives (i) a base salary of $275,000 per annum, which amount may be increased from time to time during the term of the agreement; (ii) bonuses as determined by the Registrant's Board of Directors; and (iii) fringe benefits, including participation in all employee benefit programs and plans maintained by the Registrant and reimbursement of all automobile expenses, including lease payments, maintenance, insurance, tolls, fuel and other operating expenses.

         Under the agreement, the Registrant may terminate Mr. Greene's employment with or without "cause" immediately and without any requirement of notice. "Cause" means: (i) any act of dishonesty or gross or willful misconduct;
(ii) the conviction of the executive of any felony; or (iii) Mr. Greene's failure to perform his assigned duties after written notice and a 30 day opportunity to cure. If Mr. Greene's employment is terminated (i) by the Registrant without "Cause" or (ii) by Mr. Greene, pursuant to written notice to the registrant upon any change in his function, duties or responsibilities, which change causes his position to become one of lesser responsibility, importance or scope then what is provide for in the agreement, then, for the remainder of the then current term of his employment, (x) the Registrant must pay Mr. Greene, at the time otherwise due, all base salary at the rate in effect at the time of termination, (y) a bonus equal to the average of the last two years annual bonuses received by Mr. Greene multiplied by the amount of whole and partial years remaining on the contract, and (z) all fringe benefits to which he is entitled under the agreement (the "Termination Payments"). If a "Change in Control" (as defined) occurs, a termination without "Cause" shall be deemed to have occurred. In such event, the time period during which the Termination Payments are to be paid/provided will not be less than two years. In no event may the aggregate Termination Payments constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. In order to avoid such a result, the termination benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount", as determined in accordance with said Section 280G.

         If Mr. Greene's employment terminates by reason of death or disability, then the Registrant must pay and provide to the him or his estate or other successor in interest at the time otherwise due under the agreement all base salary and benefits due to Mr. Greene under the agreement through the end of the sixth month after the month in which death or disability occurs, but reduced in the case of disability by any payments received under any disability plan, program or policy paid for by the Registrant. For this purposes, the term "disability" means Mr. Greene's

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failure to perform the services contemplated by the agreement as a result of his physical or mental illness or incapacity for a period of six consecutive months, or a total of 240 days, in any 365 day period.

         The agreement also provides for a one year non-compete and no solicitation following a voluntary termination by Mr. Greene or termination for Cause by the Registrant.

         On January 29, 2007, the Registrant authorized the payment of bonuses in the form of cash and stock to the following executives:

NAME                       TITLE                          CASH               STOCK            VALUE (1)
-----------------------    ---------------------------    ---------------    --------------------------
Allen S. Greene            Chief Executive Officer        $   9,000           5,250          $  21,210

Jack Fingerhut             President                      $  12,500           3,125          $  12,625

Stanley Wirtheim           Chief Accounting and           $   7,000             750          $   3,030
                           Financial Officer and
                           Treasurer

Joseph Fish                Chief Technology Officer       $  10,500           1,125          $   4,545

David Gebler               Senior Vice President and      $   8,400             900          $   3,636
                           President of Working
                           Values


--------
  (1)      Based on the closing price of $4.04 per share on January 29, 2007


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         The shares of stock were issued pursuant to the Registrant's Amended and Restated Stock Option Plan. One third of the shares vested immediately upon grant; one third of the shares vest on January 29, 2008; and one third of the shares vest on January 29, 2009. With respect to any unvested shares, such shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and are subject to the risk of forfeiture, but the executive has all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on those shares.

         In the event that the executive's employment with the Registrant or any of its subsidiaries terminates for any reason other than (i) death, retirement or permanent disability or (ii) the executive's employment with the Registrant is terminated by the Registrant without "cause", such event shall constitute an "Event of Forfeiture" and all unvested shares will immediately be forfeited by the executive without payment of any consideration by the Registrant, and neither the executive nor any successor, heir, assign or personal representative of the executive will have any right, title or interest in or to such unvested shares. In the event employment with the Registrant and its subsidiaries (i) terminates as a result of his or her death, retirement or permanent disability or (ii) is terminated by the Registrant without "Cause", the restrictions on the restricted shares will lapse on the date of such event. Upon the occurrence of a "change in control", the unlapsed restrictions with respect to any restricted shares shall lapse and the unvested shares will immediately vest.

         The shares issued are covered by an effective Registration Statement filed by the Registrant on Form S-8 (SEC File No. 333-123943) on April 4, 2005.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits:

EXHIBIT
NUMBER                                      DESCRIPTION
------                                     ------------

10.1 Employment Agreement, dated February 1, 2007, between Allen S. Greene and SmartPros, Ltd.

10.2 Final form of Restricted Stock Agreement, dated as of January 29, 2007, for each of Allen S. Greene, Jack Fingerhut, Stanley Wirtheim, Joseph Fish and David Gebler.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.




                                                 SmartPros Ltd.


Dated: February 2, 2007                          By:   /s/ ALLEN S. GREENE
                                                     ---------------------------
                                                     Allen S. Greene,
                                                     Chief Executive Officer























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